Exhibit 10.4

Navigation Technologies

Deal Request

22-Apr-03

Transaction	Euro/Dollar Basis Swap
Navigation Technologies Receives	1 Month US$ Libor
Navigation Technologies Pays	1 Month Euribor
Begin Date	April 22, 2003 with the first coupon date of May 24th, 2003 and the 24th of each month thereafter
Maturity Date	24-Dec-06
Reset	Once every month
Start Exchange	No
End Exchange	Yes, an amortizing monthly exchange is agreed
Spot Level Eur/USD	Market Rate less 17 basis points
Exact USD Amount	$187,136,045.79
Organization	1

Signature	/s/ David B. Mullen

Date	4/22/03

Title	Executive Vice President and Chief Financial Officer